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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 14(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 18, 2004

REDDY ICE HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	333-110442-04 (Commission File Number)	56-2381368 (IRS Employer Identification No.)
3535 Travis Street, Suite 170, Dallas, Texas 75204 (Address of Principal Executive Offices) (Zip Code)

(214) 526-6740
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2., below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01:	Regulation FD Disclosure

EXPLANATORY NOTE

        On October 18, 2004 Reddy Ice Holdings, Inc. announced that it is commencing a private placement of senior discount notes due 2012 pursuant to an exemption from registration under the Securities Act of 1933. Reddy Ice Holdings expects to receive approximately $100 million in gross proceeds upon the issuance of the notes. The Company intends to use the net proceeds of the issuance of the senior discount notes, together with an anticipated $28.8 million dividend to be received from Reddy Ice Group, Inc., to redeem all of Reddy Ice Holdings' existing series A preferred stock (which is held entirely by its common shareholders) for approximately $99.2 million, to pay accumulated dividends on such stock as of the date of redemption in the amount of approximately $15.1 million, and to pay a dividend of approximately $10.5 million to its common shareholders. In connection with this transaction, Reddy Ice Group will make a special transaction payment of approximately $1.2 million in the aggregate to certain members of management and certain directors.

        This announcement does not constitute an offer to sell or a solicitation of an offer to buy the notes. The notes will not be registered under the Securities Act or applicable state securities laws and the notes may not be offered or sold in the United States absent registration or available exemption from such registration requirements. The press release, attached as Exhibit 99.1, is furnished and incorporated in this report.

        The preliminary confidential offering circular being used in connection with the proposed private placement of notes contains certain information that has not been publicly reported previously. We have elected to provide for informational purposes excerpts from the preliminary confidential offering circular and certain other information. Accordingly, the information set forth in the attached Exhibit 99.2 is furnished and incorporated in this report.

        Unless otherwise noted in this Form 8-K, the words "Company," "we," "our," "ours" and "us" refer to Reddy Ice Group, Inc., formerly known as Packaged Ice, Inc. ("Reddy Group"), and its subsidiaries for periods through August 14, 2003 and to Reddy Ice Holdings, Inc. ("Reddy Holdings") and its subsidiaries for periods subsequent to August 14, 2003. Unless the context otherwise requires, (i) the term "merger" refers to the merger of Cube Acquisition Corp. ("Cube") with and into Reddy Group and (ii) the term "the notes" refers to the senior discount notes proposed for issuance by Reddy Holdings.

        Except for any historical information, the matters we discuss in this Form 8-K concerning our company contain forward-looking statements. Any statements in this Form 8-K that are not statements of historical fact, are intended to be, and are, "forward-looking statements" under the safe harbor provided by Section 27(a) of the Act. Without limitation, the words "anticipates," "believes," "estimates," "expects," "intends," "plans" and similar expressions are intended to identify forward-looking statements. The important factors we discuss below and under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations," as well as other factors identified in our filings with the SEC and those presented elsewhere by management from time to time, could cause actual results to differ materially from those indicated by the forward-looking statements made in this Form 8-K.

        In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth in this Item 7.01 shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registration has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REDDY ICE HOLDINGS, INC.
Date: October 18, 2004	By:	/s/ STEVEN J. JANUSEK Steven J. Janusek Executive Vice President and Chief Financial Officer

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EXPLANATORY NOTE
SIGNATURES